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                                                                    EXHIBIT 99.1


PAN PACIFIC RETAIL PROPERTIES, INC.                            TRADED: NYSE: PNP
1631 SOUTH MELROSE DRIVE, SUITE B
VISTA, CA 92083

CONTACT: Carol Merriman, Investor Relations (760) 727-1002

FOR IMMEDIATE RELEASE
Tuesday, November 14, 2000


PAN PACIFIC RETAIL PROPERTIES COMPLETES ACQUISITION OF WESTERN PROPERTIES TRUST

    PAN PACIFIC NOW THE LARGEST WEST COAST NEIGHBORHOOD SHOPPING CENTER REIT

         SAN DIEGO, CALIF., NOVEMBER 14, 2000 - Pan Pacific Retail Properties, Inc. (NYSE: PNP) today announced that it has completed its acquisition of Western Properties Trust. The acquisition firmly establishes Pan Pacific as the largest neighborhood shopping center real estate investment trust (REIT) on the West Coast with 111 properties, encompassing over 15 million square feet, with a broad geographic representation in key West Coast growth markets.

         "We are very pleased to close the transaction with Western Properties as planned," stated Stuart Tanz, President and Chief Executive Officer of Pan Pacific. "Pan Pacific now has a much greater presence in high barrier-to-entry growth markets such as San Francisco, Sacramento, Portland and Seattle. Having a stronger market presence, along with greater financial flexibility and capacity, enhances our ability to capitalize on additional investment opportunities, as well as our ability to manage our portfolio, work with our diverse tenant base and achieve strong operating results."

         As provided for in the merger agreement, each Western Properties' common share was exchanged for 0.62 newly issued Pan Pacific common share. As a result, Pan Pacific's share base was increased by 50% from approximately 21.3 million common shares to 32.0 million common shares. As of November 13, 2000, Pan Pacific had 34.7 million common shares outstanding, assuming conversion of downREIT partnership units. In addition, Pan Pacific assumed Western Properties' $125 million senior notes, a $10 million mortgage and drew approximately $72 million on its unsecured credit facility to retire Western Properties' bank line and to pay transaction costs.

         Pan Pacific has also expanded its Board of Directors to seven members, adding two independent members from Western Properties' Board of Trustees, Joseph P. Colmery and James L. Stell. Mr. Colmery is the retired President and Chief Executive Officer of U.S. Bank of California. Mr. Stell is the retired Vice Chairman of the Board of Lucky Stores. With the addition of Mr. Colmery and Mr. Stell, five of the seven Pan Pacific board members are independent.

         "Mr. Colmery and Mr. Stell are welcome additions to our board," Mr. Tanz commented. "Pan Pacific will undoubtedly benefit from their years of experience in real estate, retailing and finance, as well as their invaluable experience leading large corporations."

                       ABOUT PAN PACIFIC RETAIL PROPERTIES

     Pan Pacific Retail Properties, Inc. is an equity real estate investment trust (REIT) traded on the New York Stock Exchange under the symbol PNP. Pan Pacific focuses on creating long-term stockholder value by specializing in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials. Pan Pacific's strategy is aimed at providing stockholders with

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Pan Pacific Retail Properties
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long-term stable cash flow through maintaining a diverse portfolio and tenant base, balanced with consistent growth through implementing its acquisition and property management programs.

     Pan Pacific is the largest neighborhood shopping center REIT on the West Coast. Pan Pacific's portfolio currently totals 111 properties, encompassing over 15 million square feet, and is 95% leased to over 2,100 retailers. The portfolio is diversified across five Western U.S. markets: Northern California, Southern California, Washington, Oregon and Nevada.

     Pan Pacific is a full service real estate company with in-house expertise in acquisitions, leasing, development, property management, marketing and accounting. Pan Pacific is headquartered in Vista (San Diego) California, and has five regional offices located in Sacramento, California; Chino, California; Kent, Washington; Portland, Oregon; and Las Vegas, Nevada.


(Note: Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include market valuations of its stock, financial performance and operations of its shopping centers, real estate conditions, execution of shopping center development programs, successful completion of renovations, completion of pending acquisitions including the completion of customary due diligence and closing conditions, changes in the availability of additional acquisitions, changes in local or national economic conditions, and other risks detailed from time to time in reports filed with the Securities and Exchange Commission including the Annual Report on Form 10-K for the year ended December 31, 1999.)

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